Exhibit 99

For Immediate Release

         TradeStation Announces Lower Commissions For Stocks and Futures

         Self-Clearing Operations Launch Date on Target For January 2004

      Plantation FL, September 25, 2003 -- TradeStation  Group, Inc.  (NasdaqNM:
TRAD), the parent company of the award-winning TradeStation brokerage firm, today announced lower commission rates for stocks, ETFs, futures and single-stock futures.

      "This quarter we are on track to again report record revenues and record net income," said Bill Cruz, Co-CEO of TradeStation Group. "As we continue to grow our business and move closer to our launch of equities self-clearing operations, we remain committed to passing our growing cost-efficiency savings to our clients. We think our long-term success will be maximized by continuing to deliver to the active and institutional trader markets a value proposition second to none - the combination of an intelligent, fully-programmable direct-access platform with deep-discount commission pricing."

      The new pricing, which becomes effective midnight, October 31, will be as follows:

      Stocks and ETFs - Base commissions will be lowered to 1 cent per share for the first 500 shares of a trade, as compared to the current rate of 1.2 cents for the first 500 shares (for a 500 share trade, this is a base commission reduction to $5.00 from $6.00). The minimum commission is also being lowered to $1.00 per trade from the current minimum of $1.20 per trade. Shares in excess of 500 shares in a trade will continue to be charged 6/10ths of one cent per share (i.e., 60 cents per 100 shares).

      Futures, Single-Stock Futures and Futures Options - For electronic futures and futures options contracts, base commissions will be lowered to $2.50 per contract ($5.00 per round-turn), as compared to their current rate of $2.80 per contract ($5.60 per round-turn). Base commissions for single-stock futures will be lowered to $1.10 per 100-share-based contract ($2.20 per round-turn), as compared to their current rate of $1.20 per 100-share-based contract ($2.40 per round-turn).

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      These base commission rates shall continue to be  all-inclusive  (no extra charges for ECN or connectivity fees) other than standard SEC and NFA transactional fees, which shall continue to be charged separately. The company will continue to charge its monthly $99.95 base platform fee to account holders, unless waived by meeting certain minimum account activity levels or minimum balance requirements.

Self-Clearing Operations Launch Date Remains on Schedule

      The company confirmed that its launch date to begin self-clearing operations for its active trader equities brokerage service remains on schedule. TradeStation Securities expects to start these self-clearing operations in January 2004, or perhaps even sooner. The company is already deeply immersed in the process of obtaining the required self-regulatory organization and exchange approvals and memberships, and has already been working for over two months with SunGard Financial to integrate SunGard's Phase3 and other back-office trade processing, clearing and settlement systems with the company's trade server and back-office systems.

Company on Track For Record Third Quarter Results

      "We have been very pleased with our daily average revenue trades (DARTs) this quarter," said David Fleischman, Chief Financial Officer of TradeStation
Group. "Our DARTs for the first two months of this quarter have grown to approximately 18% of the average DARTs of Ameritrade, E*Trade and Schwab, as compared to approximately 16% of their average DARTs last quarter."

      The company also said it expects net income for the 2003 third quarter of 8 cents per share, and that operating income will be at least 50% higher than operating income for the immediately preceding quarter.

      With respect to the anticipated effects of the company's new, lower commission pricing, Fleischman said, "Historically, the company has experienced a short-term dip in revenues as the new lower pricing is applied across its brokerage client base, which is then followed by revenue growth from increased account growth and increased client trading activity. We expect the results of this price commission adjustment to be no different. Recognizing this short-term effect, which we estimate to be a negative impact on Q4 net results of between 2 to 3 cents per share, we believe it prudent to estimate net income per share of 7 cents for Q4 2003."

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About TradeStation Group, Inc.

TradeStation Group, Inc. (NasdaqNM: TRAD), through its operating subsidiary, TradeStation Securities, Inc., offers the TradeStation platform to institutional, professional and serious, active individual traders. TradeStation is an electronic trading platform that enables clients to design, test and monitor their own custom trading strategies and then automate them with direct-access order execution. In March 2003, TradeStation was named Best Broker for Active Traders and rated an unprecedented perfect 5.0 score for order execution by Barron's magazine, and in February 2003 was named Best Direct-Access Stock Broker, Best Direct-Access Futures Broker, Best Professional Platform and Best Institutional Platform in Technical Analysis of Stocks and Commodities magazine. The trading platform currently offers streaming real-time equities, options, and futures market data. Equities and options transactions are currently cleared through Bear, Stearns Securities Corp. (NYSE: BSC). Futures transactions are currently cleared through R.J. O'Brien & Associates, Inc. The company's other operating subsidiary, TradeStation Technologies, Inc., develops and offers strategy trading software tools and subscription services, and owns and operates the TradeStationWorld.com strategy trading and development community.

Forward-looking Statements - Issues, Risks and Uncertainties

This press release, including but not limited to the estimates and remarks about expected Q3 and Q4 2003 results, contain statements that are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities
Litigation Reform Act of 1995. When used in this press release, the words "estimate," "estimates," "assume," "assumption," "believe," "belief," "plan," "expect," "expectation," "intend," "designed," "anticipate," "think," "may," "will," "shall," "should," "could," "become," "upcoming," "potential," "pending," "look forward," and similar expressions, if and to the extent used, are intended to identify forward-looking statements. All forward-looking statements are based largely on current expectations and beliefs concerning future events that are subject to substantial risks and uncertainties. Actual results may differ materially from the results herein suggested. Factors that may cause or contribute to the various potential differences include, but are not limited to, the effect that the company's new lower commission pricing structure for equities and futures trades, and any ongoing modifications to its equities or futures pricing structure, will have on brokerage revenue and profitability; the rate and timing at which the announced commission price reductions will, if at all, increase new accounts, client trading activity and/or market share; market pressure to continue to lower substantially pricing on brokerage and subscription services as a result of such services being provided at lower or no additional costs by brokerages, financial institutions and other financial companies to their customers, or for other market reasons; TradeStation's technology not attracting as many new customers, or resulting in as much increased trading activity, or producing as many subscriptions for optional premium services, as the company expects; the company's September daily average revenue trades may not increase over its August numbers to as large a degree as the increase experienced by the company's competitors; failure of the company to obtain all approvals and memberships required to conduct self-clearing operations as a broker-dealer; the company's success (or lack thereof) in seamlessly converting the clearing of active trader stock trades from Bear Stearns to self-clearing operations; unanticipated risks or negative effects of or

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associated   with   self-clearing;   the  cost  savings  and   efficiencies   of
self-clearing being less favorable than expected as a result of unanticipated increased fixed, infrastructure or incremental costs, mistakes (the company has no self-clearing experience) or other factors; adverse results in pending or possible future litigation against the company (including three lawsuits recently filed by the co-founders of onlinetrading.com, a brokerage acquired by the company in 2000, a patent infringement claim recently filed against the company and eight other online brokerage firms, and three pending NASD arbitration proceedings concerning claims of brokerage clients) that are significantly different than is currently estimated (and it should be noted that the company does not maintain errors or omissions insurance that might cover, in whole or in part, some of the claims and costs related to certain litigation); the amount of unexpected legal, consultation and professional fees (including those expenses as they relate to the onlinetrading.com co-founder and patent lawsuits recently filed against the Company described above, all of which the Company considers baseless, but which may result in higher-than-anticipated litigation and attorneys' fees and expenses); the timing and success of marketing campaigns; the company's ability (or lack thereof) to achieve significant net increases in brokerage accounts and brokerage revenues quarter over quarter; technical difficulties or errors in the products and/or services, particularly the new TradeStation 7 release (and its updates, including upcoming TradeStation 7.2); the company's estimated earnings per share (diluted) are based on the assumption of an average stock price for the last 6 months of 2003 (if the average stock price is actually higher than what has been assumed, there will be more dilution and the actual earnings per share would be lower); the company's brokerage client base trading with an average frequency and/or volume lower than the company anticipates; changes in the condition of the securities and financial markets, including decreases in the combined average share volume of the major exchanges and in market volatility; the effect of unanticipated increased infrastructure costs that may be incurred as the company grows its brokerage firm operations for self-clearing of equities trades and as a non-clearing futures commission merchant; the entrance of new competitors or competitive products or services into the market; other items, events and unpredictable costs or revenue impact that may occur; the general variability and unpredictability of operating results forecast on a quarter-by-quarter basis; and other issues, risks and uncertainties indicated from time to time in the company's filings with the Securities and Exchange Commission including, but not limited to, the company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, its Annual Report on Form 10-K for the year ended December 31, 2002, and other SEC filings and company press releases.

Contact -
David Fleischman
Chief Financial Officer
TradeStation Group, Inc.
954-652-7000